UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 4, 2013

West Marine, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2013, after 26 years with West Marine, Inc. (the “Company”), Bruce Edwards announced his decision to resign his position as Executive Vice President – Stores, Port Supply and eCommerce.  Mr. Edwards’ decision to pursue other interests followed his eight-week sabbatical from the Company. His last date of employment will be September 20, 2013 (the “Employment Termination Date”) and during the approximately two-week period from the date of his decision through the Employment Termination Date, Mr. Edwards will facilitate a transition of his responsibilities to his direct reports until the Company identifies a suitable replacement for Mr. Edwards’ position.

In view of Mr. Edwards’ long tenure with West Marine, the Company and Mr. Edwards entered into a Separation Agreement dated September 4, 2013 (the “Separation Agreement”) providing for, among other things, the following severance benefits:

•
Mr. Edwards will receive a cash severance payment of $177,408, an amount equal to twenty-four (24) weeks (“Severance Period”) of his annual base salary, payable in substantially equal installments over the Severance Period on the Company’s regularly-scheduled payroll dates, subject to applicable deductions and withholdings.

•
The Company generally requires an employee to reimburse the Company for salary paid during a sabbatical, if the employee leaves the Company within one year of the sabbatical.  In recognition of his many years of service, the Company will not seek such reimbursement from Mr. Edwards.

•
Under the terms of the Company’s Omnibus Equity Incentive Plan and respective Equity Award Agreements (collectively, the “Award Agreements”): (i) Mr. Edwards will forfeit any stock options and any restricted stock units that have not vested as of the Employment Termination Date; and (ii) he will be entitled to exercise any vested stock options under the Award Agreements during the ninety (90) day period following the Employment Termination Date.

•
He will continue to receive medical and/or dental insurance coverage at the Company’s cost, subject to any portion of the costs required to be contributed by Mr. Edwards, over the Severance Period, until the earlier to occur of the end of the Severance Period or Mr. Edwards is employed with another company (or self-employment).

Mr. Edwards will not receive any annual cash bonus for 2013 or other benefits under the Separation Agreement and his right to an employee discount will cease as of the Employment Termination Date.

The Separation Agreement also provides that Mr. Edwards will be bound by, among other provisions, a full release of all claims related to Mr. Edwards’ employment with the Company and the non-solicitation, confidentiality, cooperation and non-disparagement covenants contained in the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement filed as an Exhibit to this report.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

10.1           Separation Agreement, dated as of September 4, 2013, between West Marine, Inc. and Bruce Edwards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: September 5, 2013	By:	/s/ Pamela J. Fields
Pamela J. Fields
Secretary & General Counsel

Exhibit 10.1

RELEASE AND WAIVER AGREEMENT

This Release and Waiver Agreement (the "Agreement"), is entered into by Bruce Edwards (hereinafter “You” or “Your”) and West Marine, Inc. and its subsidiaries (collectively, the "Company"), hereafter collectively, the “Parties,” upon the terms and conditions set forth below.  Except for those provisions which expressly take effect on Your “Employment Termination Date” (as defined below), this Agreement shall be effective from and after the date this Agreement is executed by You (the “Execution Date”), provided that the Agreement is not revoked by You at any time prior to the expiration of the seven (7) day revocation period referred to in Section 13 hereof.

RECITALS
A.	You currently are employed on an “at will” basis with the Company and You have tendered your resignation to the Company on September 4, 2013 (the “Resignation Tender Date”);

B.
Notwithstanding the foregoing, You and the Company mutually have agreed to wind-down Your employment with the Company from and after Your Resignation Tender Date through September 20, 2013 (the "Employment Termination Date").  As such, between Your Resignation Tender Date and Your Employment Termination Date (the “Transition Period”), You will make Yourself available, if and as determined by the Company’s Chief Executive Officer, on a limited basis, to announce Your resignation at the Company’s support center located at 500 Westridge Drive, Watsonville, California 95076 (the “Support Center”) and, only if and to the extent necessary, to facilitate an orderly transition of Your responsibilities (“Transition Services”);

C.
By entering into this Agreement, the Parties wish to resolve any and all disputes that the Parties may have, including, without limitation, those related to Your employment with and separation from the Company; and

D.
In consideration of the foregoing and Your covenants contained in this Agreement, the Company has agreed to pay or otherwise provide to You the “Severance Benefits” as defined in Section 5 below subject to, among other things, the execution and performance of this Agreement by You.

NOW, THEREFORE, based on the foregoing, the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, You and the Company agree as follows:

1. Acknowledgment of Recitals. You and the Company agree and acknowledge that the facts set forth in the Recitals above are true and correct and are incorporated herein by this reference.

2. Transition Period. From and after Your Resignation Tender Date through Your Employment Termination Date, You will perform such Transition Services as may be directed by the Chief Executive Officer on an on-call basis, provided, however, that You will not be required to be in, or conduct work out of, the Company's Support Center on a full-time basis.

       3.    Termination.  Your last day of work with the Company will be at the close of business on the Employment Termination Date.

       4. Accrued Salary and Paid Time Off. On the Employment Termination Date (or if such date is a Saturday, Sunday or Company holiday, on the next business day), the Company will pay to You any and all earned and unpaid salary, and all accrued and unused paid time off through the Employment Termination Date, subject to applicable deductions and withholdings. You are entitled to these payments by law. In light of the payment by the Company of all wages due, or to become due to You, the Parties acknowledge and agree that California Labor Code section 206.5 is not applicable to the Parties herein.  Said section provides in pertinent part:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

5.  Severance Payments & Benefits.   In consideration of the execution and return of this Agreement, and the releases, promises, representations, and warranties included herein (and provided that the Agreement is not revoked by You at any time prior to the expiration of the seven (7) day revocation period referred to in Section 13 below), from and after Your Employment Termination Date, the Company shall pay or provide to You the following severance benefits (“Severance Benefits”):

(a) You shall receive a cash amount equal to twenty-four (24) weeks (“Severance Period”) of Your current base salary, less applicable deductions and withholdings, payable in substantially equal installment payments over such Severance Period on the Company’s regularly-scheduled payroll dates.  Such amount shall not be reduced by any compensation earned or paid to You by a third party (whether by employment or by functioning as an independent contractor) during the Severance Period.

(b) The Company, which generally requires an associate to reimburse the Company for salary paid during a sabbatical if the employee leaves the Company within one year of the sabbatical, will not require You to reimburse the Company for the amount of Your salary paid over Your eight-week sabbatical taken in 2013.

(c)  You will continue to receive health insurance benefits only (i.e., medical, dental, optical, and mental health), in all aspects significantly comparable to those in place for You immediately prior to the Termination Date, at the Company's cost, subject to any portion of the costs required to be contributed by You, until the earlier to occur of (i) the termination of the Severance Period or (ii) Your employment with another company (or self-employment) under which You are provided coverage for medical and health insurance benefits (“New Medical Coverage”).  You agree to provide the Company with written notice of the effective date of such new employment and New Medical Coverage.  From and after the Severance Period until the date on which Your New Medical Coverage is effective, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, You will be eligible to continue Your group health insurance benefits at Your own expense.  You will be provided with a separate notice describing Your rights and obligations under COBRA.

6.  Equity Awards.  From and after the Your Employment Termination Date, You will not receive any further equity incentive awards (including, without limitation, restricted stock, restricted stock units and/or stock option grants) and under the terms of the applicable plan documents and equity award agreements, vesting of Your stock options and/or restricted stock and/or restricted stock units, as applicable, will cease on Your Employment Termination Date.  Stock options which were vested on Your Employment Termination Date will be exercisable according to the terms of Your stock option agreements with the Company.  In this regard, You are entitled to exercise vested stock options, if any, under those agreements during the ninety (90) day period following Your Employment Termination Date. After such time, any unexercised vested stock options automatically will be forfeited Additionally, upon Your Employment Termination Date any restricted stock and/or restricted stock units for which the applicable restriction period has not lapsed automatically will be forfeited.

7.  Expense Reimbursements. You agree that, within ten (10) days of Your Employment Termination Date, You will submit Your final documented expense reimbursement statement reflecting all business expenses You incurred through the Employment Termination Date, if any, for which You seek reimbursement and which were not previously reimbursed by the Company on or before the Employment Termination Date. If verified as due and owing to You, the Company will reimburse You for these expenses pursuant to its regular business practice.

8. No Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, You will not receive any additional compensation, severance, or benefits after the Employment Termination Date including, without limitation, any annual bonus payment for fiscal year 2013 and/or continued employee discount on Company products and/or services.

9.  General Release.  In exchange for the consideration set forth in this Agreement, You on behalf of  Yourself and Your heirs, family members, estate, executors, administrators, assigns, employers, agents, representatives, insurers, attorneys, predecessors, and successors hereby forever and unconditionally releases and fully discharges the Company and the Company’s predecessors, successors, assigns, parent companies, subsidiaries, affiliates and other related entities, along with its and their current, former and future stockholders, investors, principals, partners, members, employees, employers, directors, officers, parents, subsidiaries, affiliates, agents, assigns, representatives, insurers, attorneys, predecessors, successors, and the like, and its and their heirs, estates, executors, administrators, assigns, agents, representatives, insurers, attorneys, and the like (collectively, the “Releasees”) from any and all claims, actions, judgments, obligations, damages, demands, debts, liabilities, and causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that You now own or hold as of the Execution Date, including but not limited to all claims for costs, expenses and attorney’s fees arising on or before the Execution Date (collectively, “Claims”), including, but not limited to, Claims arising out of or related to the termination of Your employment with the Company.  Some examples of the released Claims are including, without limitation:

(a)  Any and all Claims relating to or arising from Your employment with the Company, and the termination of that employment, including but not limited to, any and all Claims for wrongful termination, sexual harassment, hostile work environment, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, promissory estoppel, negligence, misrepresentation, interference with contract or prospective economic advantage, unfair business practices, defamation, invasion of privacy, personal injury, assault, battery, infliction of emotional distress, termination in violation of public policy, false imprisonment, and conversion;

(b)  Any and all Claims of discrimination, retaliation or violation of civil rights and/or for violation of any California, federal or other state, local or other equal employment opportunity laws or regulations, or federal, state or local labor laws, including but not limited to, the California Fair Employment and Housing Act, the Equal Pay Act of 1963, California Labor Code Sections 201 et seq., 970 et seq., and 1197.5;  Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the California Labor Code, and the Fair Labor Standards Act;

(c)   Any and all Claims for violation of the federal or any state constitution;

(d) Any and all Claims for loss, costs, damages or expenses arising out of any dispute over the tax treatment of any of the proceeds received by You as a result of this Agreement;

(e) Claims based on any legal restriction on the Company’s right to terminate Your employment;

(f) Any Claims You may have for wages, bonuses, commissions, severance, penalties, deferred compensation, stock, stock options, vacation pay, and/or any other form of remuneration or benefits; and

(g) Any and all Claims for attorneys' fees and costs.

You understand and agree that the above list contains examples only and does not contain all claims that You are releasing.

You further agree to wave irrevocably any right to recover under any Claim that may be filed against any of the Releasees on Your behalf by or with the Equal Employment Opportunity Commission or any other governmental agency, court or otherwise.  You further agree that the releases set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or to any earned but unpaid “wages,” as defined in Section 200 of the Labor Code of the State of California.

10. Waiver of Civil Code Section 1542.  You represent that You are not aware of any claim by You against any of the Releasees other than the Claims that are released by this Agreement.  You waive any and all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States or other jurisdiction.  This section provides as follows:
"A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor."

You acknowledge and agree that the releases provided for in this Agreement shall apply to all unknown and/or unanticipated claims as well as those known and/or anticipated.  You understand and acknowledge that even if You should eventually suffer additional damages arising out of the matters herein released, You will not be able to make any claims for those damages.

11.  No Admissions.  You understand and acknowledge that this Agreement constitutes a compromise and settlement of actual or potential disputed claims.  No action taken by either Party, either previously or in connection with this Agreement, shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made or an acknowledgment or admission by either Party of any fault or liability whatsoever to another Party or to any third party.

12. No Prior Claims or Assignment; Indemnity.  You represent and warrant that You have not filed, and will not file, any complaints, charges or lawsuits against the Company or any other Releasee with any governmental agency, court, or other forum.  You further represent and warrant that You have not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity any Claim or other matter herein released.  In the event that You shall have assigned or transferred, or purported to assign or transfer, any Claim or the matter herein released, You shall indemnify, defend and hold harmless the Company from and against any loss, cost, claim or expense including but not limited to all costs related to the defense of any action including reasonable attorneys' fees based upon, arising out of or incurred as a result of any such claim, assignment or transfer.

13. Acknowledgment of Waiver of Claims Under Age Discrimination in Employment Act. You acknowledge that You are waiving and releasing any rights You may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary.  You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which You were already entitled.  You further acknowledge that You have been advised by this writing that (a) You should consult with an attorney prior to executing this Agreement; (b) You are entitled to twenty-one (21) calendar days from receipt of this Agreement within which to consider whether the terms of this Agreement are acceptable to You before signing it; (c) You may revoke (i.e., rescind) (1) Your release of claims under the Age Discrimination in Employment Act of 1967 for any reason within seven (7) calendar days after the Execution Date and/or (2) Your release of claims under the California Human Rights Act for any reason within fifteen (15) calendar days after the Execution Date. The two rescission periods shall run concurrently. If You revoke one or both such releases, the Company shall have no further obligation under this Agreement.  To revoke the release of either type of claim, You must provide written notice, by hand delivery or mail, to the Company’s General Counsel at 500 Westridge Drive, Watsonville, California, 95076, within the applicable 7-day or 15-day period.  If sent by mail, it must be postmarked by midnight on the seventh day following the Execution Date, properly addressed and sent by certified mail, return receipt requested; and (d) this Agreement shall not be effective or enforceable, and You shall not be entitled to any consideration under this Agreement or otherwise (except for earned salary and benefits earned at the Employment Termination Date) until the revocation period has expired without Your revocation of this Agreement.

14. Non-Disparagement and Non-Solicitation.  In consideration of the Severance Benefits be provided to You under this Agreement, You agree as follows:

(a) You will not disparage the Company or its employees, officers, directors, shareholders or agents, in their personal or business reputations; and

(b)   For a period of two (2) years following Your Employment Termination Date, You will not: (i) without the prior written consent of the Company, solicit or cause to be employed or retained any person who is (or within the prior 6 months was) an associate of the Company or its affiliates by any person or entity with whom or which You become associated (unless his or her employment with West Marine was involuntarily terminated during such 6 month period); or (ii) knowingly or intentionally interfere in any way with the contractual relationship between the Company and any vendor or customer of the Company or its affiliates.

15. Confidentiality Obligations.
(a) You acknowledge having had access to trade secrets and proprietary and confidential information of the Company relating to the business of the Company and its affiliates, which information includes, without limitation, non-public Company processes, systems, methods, materials, research activities, prices, volume of sales, promotional methods, list of names or classes of customers, personnel and financial information, management development reviews, vendor names and information, product cost information, computer software of any type, pricing and billing policies, data, forecasts, plans, and strategies for all aspects of operations, marketing, and sales, and expansion and acquisition strategies, including new store openings/closings.   You certify that You have complied with and will continue to comply with all of the terms of the Company’s policies to which You are bound regarding maintaining the confidentiality of Company information including, without limitation, the confidentiality obligations outlined in the Associate Handbook; and your will preserve as confidential all Confidential Information as well as trade secrets and proprietary information pertaining to the Company.
(b) You further agree that the offer of this Agreement, the Agreement itself, and any payment made are the Company’s proprietary information.  Any disclosure of this information to anyone other than the Your spouse, attorneys or accountants, the Equal Employment Opportunity Commission, state antidiscrimination agencies, other federal and state agencies, or pursuant to valid subpoena, constitutes a breach of this Agreement.

16. Cooperation.  At the Company’s request, You will cooperate with the Company in any pending or future claims or lawsuits involving West Marine where you have knowledge of the underlying facts.  In addition, for a period of five years from Your Employment Termination Date, you will not voluntarily aid, assist or cooperate with any claimants or plaintiffs or their attorneys or agents in any claims or lawsuits commenced in the future against the Company or its affiliates; provided, however, that nothing in this Agreement will be construed to prevent You from testifying truthfully and completely at an administrative hearing, a deposition, or in court in response to a lawful subpoena or as otherwise required by law, in any litigation or proceeding involving the Company.

17. Return of Company Property. You agree that by the Employment Termination Date, You will return to the Company all Company documents (and all copies thereof) and other Company property that You have or have had in Your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Your timely return of all such Company documents and other property is a condition precedent to Your receipt of the Severance Benefits provided under this Agreement.

18. Costs and Attorneys’ Fees.  The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

19. Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms of this Agreement.  You represent and warrant that You have the capacity to act on Your own behalf and on behalf of all who might claim through You to bind You to the terms and conditions of this Agreement and otherwise.

20. Entire Agreement.  This Agreement (and Your equity award agreements, if any) contain the entire agreement between the Parties pertaining to the subject matter contained in them and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings.  The Parties each understand that this Agreement is made without reliance upon any inducement, statement, promise, or representation other than those contained within this Agreement.

21. Governing law/Arbitration/Venue.  This Agreement shall be construed under and governed by the laws of the State of California, without regard to any choice of law rules.  With the exception of suit for injunctive or equitable relief, any dispute concerning the interpretation or enforcement of this Agreement or any other related matter, shall be resolved by a three member arbitration panel in Santa Cruz County, California in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association.  You therefore specifically waive any right to jury trial on such disputes.  The decisions and awards rendered by the arbitrators shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of a writ for its collection.  Each party shall choose an arbitrator, and those two arbitrators shall choose a third.  Each party shall pay fifty (50%) of the cost of the arbitrators, and unless the arbitrators otherwise determine, each party shall be responsible for his or its cost of the arbitration (e.g., attorneys fees).  The parties shall keep confidential from third parties the existence of any claim, controversy or dispute and the determination thereof, unless otherwise required by law. Nothing in this subsection shall be construed as precluding the Company from bringing an action for injunctive relief or other equitable relief for enforcement of any restrictive covenants in this Agreement. Any suit for injunctive or equitable relief shall have venue in Santa Cruz County, California, in either state court (Santa Cruz County District Court) or federal court (United States District Court for the District of California). You and the Company hereby consent to submit to the personal jurisdiction of such courts and agree not to bring any action relating to this Agreement or your employment and/or termination in any court other than Santa Cruz County District Court or United States District Court for the District of California.

22. Severability.  If any provisions of this Agreement or the application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect, provided, however, that if any of the releases provided for in this Agreement (or any part thereof) is found to be invalid, the Parties shall negotiate a modification to such release to ensure the maximum enforceability permitted by law.

23. Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.  Each of the Parties hereto acknowledges that:

(a)  You acknowledge that the Company delivered this Agreement to You on September 4, 2013 and that You have been provided with a reasonable period of time (i.e., the period of time specified in Section 13 above) within which to consider whether to sign this Agreement;

(b)  Each Party has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of such Party’s own choice or that such Party has voluntarily declined to seek such counsel;

(c)  Each Party has read and understands the terms and consequences of this Agreement and of the releases it contains; and

(d)  Each Party is fully aware of the legal and binding effect of this Agreement.

24.  Counterparts.  This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

25. Modifications.  The terms and provisions of this Agreement may be modified or terminated only in a writing signed by both Parties.

26. Waivers.  Any waiver of any term or provision of this Agreement must be in writing and signed by the Party granting the waiver.  The failure of the Company to insist on strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver and shall not deprive the Company of the right thereafter to insist on strict adherence to that term or any other term of this Agreement.   Any waiver by the Company of a breach of any provision of the Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision of this Agreement.

[Signatures on Following Page]

The Parties hereto have duly executed this Agreement as of the dates set forth below.

Employee:

/s/ Bruce Edwards	Date: 9/4/13
Bruce Edwards

Company:  West Marine, Inc. & Subsidiaries

s/ Matt Hyde	Date: 9/5/13
By: Matt Hyde
Its: Chief Executive Officer

Approved by Legal Department:

s/ Pamela J. Fields	Date: 9/5/13
By: Pam Fields, Esq.
Its: Sr. Vice President, General Counsel & Secretary